Exhibit 10.19
HOME DIAGNOSTICS, INC.
Stock Appreciation Rights Award Agreement under 2006 Equity Incentive Plan
     Re:     Grant of Stock Appreciation Rights
Dear:
     Home Diagnostics, Inc., a Delaware corporation (the “Company”), is pleased to advise you that, pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”), the Company has granted to you (“Rightsholder”) in consideration of services to be rendered to the Company, the right and option to receive an amount equal to the appreciation in market value of up to shares of the Company’s common stock, par value $.01 per share (“Common Stock”), as set forth below, subject to the terms and conditions of the Plan and the terms and conditions set forth herein.
     Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.
     1. Award.
     (a) Nature of Rights. The right to receive an amount equal to the appreciation in market value of one (1) share of Common Stock is referred to herein as a “Right.” Rights shall be used solely as a device for the measurement and determination of the amount to be paid to Rightsholder as provided herein. The Rights shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Rights shall be and remain the sole property of the Company and Rightsholder’s rights hereunder are limited to the right to receive shares of Common Stock as further provided herein.
     (b) Term. Subject to the terms and conditions set forth herein, including the vesting and other exercisability requirements set forth in paragraph 2 below, the Company hereby grants you (or such other persons as permitted by paragraph 7) Rights. The Rights shall expire at the close of business on (the “Expiration Date”), which is the seventh (7th) anniversary of the date of grant set forth on the signature page of this letter agreement (the “Grant Date”), subject to earlier expiration as provided in paragraph 2(c) below should your employment with the Company terminate. The number and kind of shares of Common Stock or other property for which the Rights may be exercised shall be subject to adjustment as provided in the Plan.

     2. Exercisability/Vesting and Expiration.
     (a) Normal Vesting. The Rights granted hereunder may be exercised only to the extent they have become vested, as indicated by the Vesting Dates of Rights set forth on the signature page of this letter agreement.
     (b) Normal Expiration. In no event shall any Rights be exercisable after the Expiration Date.
     (c) Effect on Vesting and Expiration of Employment Termination. Except as expressly set forth in any written agreement between you and the Company (whether entered into prior to or after the date of this letter agreement) and notwithstanding paragraphs 2(a) and (b) above, the following special vesting and expiration rules shall apply if your employment with the Company terminates prior to the Rights becoming fully vested and/or prior to the Expiration Date:
     (i) Termination Other than for Cause, Death, Disability or Retirement. If your employment is terminated by the Company for any reason other than Cause, death or Disability or Retirement, or if you voluntarily leave the employ of the Company other than as a result of the foregoing reasons, (A) any Rights that were exercisable on the date of such termination shall remain exercisable until the ninetieth (90th) day immediately following such termination, but in no event after the Expiration Date, and such Rights shall expire and be forfeited on the ninetieth (90th) day immediately following such termination and (B) any Rights that were not exercisable on the date of such termination shall be forfeited immediately upon such termination.
     (ii) Termination for Cause. If your employment is terminated by the Company for Cause, (A) any Rights that were exercisable on the date of such termination shall remain exercisable until the thirtieth (30th) day immediately following such termination, but in no event after the Expiration Date, and such Rights shall expire and be forfeited on the thirtieth (30th) day immediately following such termination, whether or not then exercisable and (B) any Rights that were not exercisable on the date of such termination shall be forfeited immediately upon such termination.
     (iii) Termination Due to Death or Disability. If your employment is terminated by the Company due to your death or Disability, (A) any Rights that were exercisable on the date of such termination shall remain exercisable until twelve (12) months after such termination, but in no event after the Expiration Date, and such Rights shall expire and be forfeited on the first anniversary of the date of such termination, whether or not then exercisable and (B) any Rights that were not exercisable on the date of such termination shall be forfeited immediately upon such termination.
     (iv) Termination Due to Retirement. If your employment is terminated by the Company, or by you, by reason of Retirement, (A) any Rights that were exercisable on the date of such termination shall remain exercisable until the Expiration Date, and such Rights shall expire and be forfeited on the Expiration Date and (B) any Rights that were not exercisable on the date of such termination shall be forfeited immediately upon such termination.

     (d) Acceleration of Vesting Upon Change in Control. Notwithstanding the vesting schedules set forth in paragraph 2(a), the signature page hereto or elsewhere in this letter agreement, all of the Rights granted hereunder shall become immediately exercisable upon the earlier to occur of (i) the one-year anniversary date of any Change in Control (as defined in the Plan) or (ii) the involuntary termination of employment of Rightsholder with the Company following any Change in Control.
     3. Procedure for Exercise. Except as expressly set forth in any written agreement between you and the Company (whether entered into prior to or after the date of this letter agreement), you may exercise all or any of the Rights, to the extent they have vested and are exercisable, at any time and from time to time prior to the earlier of the Expiration Date or the date specified in paragraph 2 above, by delivering written notice to the Company in the form attached hereto as Exhibit A (an “Exercise Notice”). The Rights may not be exercised for a fraction of a Rights Share.
     4. Determination of Value. Upon Rightsholder’s exercise of all or part of the Rights, Rightsholder shall be entitled to receive the economic value of the Rights being exercised. For each such Right, that economic value shall be equal to the excess of (i) the “fair market value” of one share of Common Stock on the date that the Exercise Notice is received by the Company’s Chief Financial Officer (the “Exercise Date”) over (ii) (the “Base Value”); subject, however, to adjustment pursuant to paragraph 10 hereof). The total economic value of all Rights exercised by Rightsholder pursuant to an individual Exercise Notice shall be the economic value of each Right as determined in the preceding sentence multiplied by the number of Rights exercised. For the purposes of this Agreement, the term “fair market value” of a share of Common Stock as of any date means the average of the closing bid and ask quotation for a share of Common Stock as reported on the principal national securities exchange on which such shares are listed on the relevant date or, if no such shares were sold on such date, on the next preceding date on which such shares were sold or, if no sales shall have occurred within ten (10) business days preceding such relevant date, fair market value shall be as determined by the Board of Directors of the Company (the “Board”).
     5. Payment. Full payment of the aggregate economic value of all Rights exercised by Rightsholder pursuant to an individual Exercise Notice (the “Total Payment”) shall be made by the Company, in Common Stock.
     6. Withholding of Taxes.
     (a) Participant Election. If permitted by the Company, you may elect to have the Company withhold Rights Shares acquired upon exercise of the Rights to satisfy, in whole or in part, the amount the Company is required to withhold in order to satisfy the minimum statuatory withholding requirements for taxes in connection with the exercise of the Rights. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be withheld will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

     (b) Company Requirement. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of your Total Payment upon exercise of any Rights under this letter agreement.
     7. Transferability of Rights. No Rights shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of Rightsholder to any party (other than the Company), or assigned or transferred by Rightsholder otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of Rightsholder, and any Rights that may be exercisable shall be exercised during the lifetime of Rightsholder only by Rightsholder or his guardian or legal representative, except that Rights may be transferred to one or more transferees during the lifetime of Rightsholder, and may be exercised by such transferees in accordance with the terms hereof, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), provided, however, that no such transfer may occur for consideration. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through Rightsholder shall be subject to all terms and conditions of the Plan and any document applicable to Rightsholder, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. Unless the context requires otherwise, references herein to you or Rightsholder are deemed to include any permitted transferee under this paragraph 7.
     8. Conformity with Plan. This letter agreement and the Rights are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this letter agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this letter agreement, you acknowledge your receipt of this letter agreement and the Plan and agree to be bound by all of the terms of this letter agreement and the Plan.
     9. Rights of Participants. Nothing in this letter agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time, nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility. The Rights shall not entitle you to any dividend, voting or other rights as a shareholder of the Company or to any notice of proceedings of the Company in respect of any Rights Shares issuable upon exercise of the Rights unless and until the certificates representing the Rights Shares have been issued to you. Nothing in this letter agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this letter agreement shall provide for any adjustment to the number of Rights Shares subject to the Rights upon the occurrence of subsequent events except as provided in the Plan.

     10. Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment to the Rights would be necessary to prevent dilution or enlargement of Rightsholder’s rights, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 of the Plan, (ii) the number and kind of shares of Stock subject to or deliverable in respect of the Rights, and (iii) the Base Value relating to the Rights; provided that, the fair value of the Rights immediately prior to the adjustment shall be equal to the fair value of the Rights immediately after the adjustment. In addition, the Committee is authorized to make adjustments as provided in Section 10(c) of the Plan, subject to the same proviso contained in the foregoing sentence.
     11. Certain Definitions. For the purposes of this letter agreement, the following terms have the meanings set forth below:
     “Cause” (i) has the same meaning given to such term in any employment agreement between Rightsholder and the Company; (ii) in the absence of a definition of Cause contained in an applicable employment agreement, has the same meaning given to such term in any applicable employee benefit or insurance plan of the Company covering Rightsholder; and (iii) in the absence of any such applicable definition contained in a current employee benefit or insurance plan of the Company, means the occurrence of one or more of the following events, as determined by the Committee:
          (A) commission of (x) a felony or (y) any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or
          (B) conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise; or
          (C) willful refusal to perform or substantial disregard of duties properly assigned; or
          (D) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

     “Disability” (i) has the same meaning given to such term in any employment agreement between Rightsholder and the Company; (ii) in the absence of a definition of Disability contained in an applicable employment agreement, has the same meaning as any definition of Permanent Disability contained in the Company’s long-term disability insurance policy in effect at such time; and (iii) in the absence of any such applicable definition contained in a applicable employment agreement or long-term disability insurance policy of the Company, means that Rightsholder is unable to perform material and substantial duties of his regular occupation due to his sickness or injury for a period of thirteen consecutive weeks or 90 days’ in the aggregate in any 12-month period; and he is not working at any job during such period. As used herein, “material and substantial duties” means duties that are normally required for the performance of Rightsholder’s regular occupation; and cannot be reasonably omitted or modified, except that if Rightsholder is required to work on average in excess of 40 hours per week, this requirement will be deemed met if Rightsholder is working or has the capacity to work 40 hours per week.
     “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
     “Retirement” or “Retires” means, for purposes of this letter agreement, any termination of employment or service of Rightsholder for any reason, other than any termination of Rightsholder by the Company for Cause, provided that Rightsholder shall have satisfied the following retirement criteria: (i) the attainment of age 55 and (ii) the sum of Rightsholder’s age and his years of service with the Company totals at least 65 years.
     “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.
     12. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this letter agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.
     13. Severability. Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this letter agreement.
     14. Counterparts. This letter agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same letter agreement.
     15. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     16. Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS LETTER AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.
     17. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this letter agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent by facsimile or (iv) sent by reputable overnight courier, to the recipient. Such notices, demands and other communications shall be sent to you at the address specified in this letter agreement and to the Company at 2400 NW 55th Court, Ft. Lauderdale, Florida 33309 Attn: Peter Ferola, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
     18. Entire Agreement. This letter agreement, any written agreement between you and the Company to the extent contemplated by paragraph 2(c) hereof, and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Rights Shares.
* * * * *

Signature Page to Stock Appreciation Rights Award Agreement
Number of Rights:
Date of Grant:
Vesting Dates of Rights:

Expiration Date:
     Please execute the extra copy of this letter agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this letter agreement.

Very truly yours, HOME DIAGNOSTICS, INC.
By:
Name:
Title:

Enclosures:	Extra copy of this letter agreement Copy of the Plan
     The undersigned hereby acknowledges having read this letter agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

EXHIBIT A

Form of Letter to be Used to Exercise Rights
                                                      ,                                 Date
Home Diagnostics, Inc.
[Address]
Attention: [name]
     I wish to exercise                      Rights granted on and evidenced by a Stock Appreciation Rights Award Agreement dated as of that date.
     Please issue any Rights Shares with respect to such exercise in the following name:

Name

Address

Very truly yours,

Signature

Typed or Printed Name

Social Security Number